SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2005

OPINION RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22554 (Commission File Number)	22-3118960 (I.R.S. Employer Identification No.)

600 College Road East, Suite 4100,
Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 452-5400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
Opinion Research Corporation (the “Company”) maintains a Deferred Compensation Plan (the “Plan”) administered by the Compensation Committee of the Board of Directors of the Company. A copy of the Plan, which was adopted in December 1995 and amended on February 27, 2000, is filed with this Form 8-K as Exhibit 10.1. No changes or amendments have been made to the Plan since the 2000 amendment. Under the terms of the Plan, certain senior management employees of the Company, including named executive officers, may on an annual basis elect to participate in the Plan by completing a Participation Agreement for the Plan (the “Participation Agreement”). The form of Participation Agreement is filed with this Form 8-K as Exhibit 10.2. The Plan and the form of Participation Agreement are being filed for informational purposes in accordance with SEC guidance relating to the filing on Form 8-K of compensation arrangements and contracts.
Item 9.01 Financial Statements and Exhibits
     9.01(c) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Opinion Research Corporation Deferred Compensation Plan, as amended

10.2	Form of Participation Agreement for Opinion Research Corporation Deferred Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	OPINION	RESEARCH CORPORATION

	By:	/s/ Douglas L. Cox

	Name:	Douglas L. Cox

Dated: December 20, 2005	Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Opinion Research Corporation Deferred Compensation Plan, as amended

10.2	Form of Purchase Agreement for Opinion Research Corporation Deferred Compensation Plan